      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2002
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM F-1

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                         WILLIS GROUP HOLDINGS LIMITED
             (Exact Name of Registrant as Specified in its Charter)

           BERMUDA                         6411                       NONE
 (State or Other Jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
Incorporation or Organization)  Classification Code Number)

                           --------------------------

                                  CEDAR HOUSE
                                41 CEDAR AVENUE
                            HAMILTON HM 12, BERMUDA
                                 (441) 295-2244
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                             WILLIAM P. BOWDEN, JR.
                         WILLIS GROUP HOLDINGS LIMITED
                                7 HANOVER SQUARE
                            NEW YORK, NEW YORK 10004
                                 (212) 344-8888
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent For Service)
                           --------------------------

                                WITH COPIES TO:
                           --------------------------

         EDWARD P. TOLLEY III, ESQ.                     D. COLLIER KIRKHAM, ESQ.
         SIMPSON THACHER & BARTLETT                     CRAVATH, SWAINE & MOORE
            425 LEXINGTON AVENUE                           825 EIGHTH AVENUE
          NEW YORK, NEW YORK 10017                      NEW YORK, NEW YORK 10019
               (212) 455-2000                                (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-87662.

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                            AMOUNT TO BE      AGGREGATE OFFERING   AGGREGATE OFFERING        AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED        REGISTERED         PRICE PER SHARE           PRICE         REGISTRATION FEE(1)
Common Stock, par value $0.000115 per
  share................................  3,783,500 shares(2)        $28.25            $106,883,875           $9,833.32

(1) The Registrant currently has a credit of $30,648.70 in its account for use towards SEC filings and a portion of such credit will be applied towards the registration fee for this filing.

(2) Includes the 567,525 shares which the underwriters have the option to purchase from certain of the selling shareholders solely to cover over-allotments.

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
                EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

    This registration statement is being filed with respect to the registration of additional shares of Common Stock, par value $0.00115 per share, of Willis Group Holdings Limited, a company with limited liability organized under the laws of Bermuda, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File
No. 333-87662) are incorporated in this registration statement by reference.

    The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS

    All the exhibits filed with or incorporated by reference in Registration No. 333-87662 are incorporated by reference into, and shall be deemed part of this registration statement, except:

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------
5.1.........            Opinion of Appleby Spurling & Kempe (filed herewith).

23.1........            Consent of Deloitte & Touche (filed herewith)

23.2........            Consent of Appelby Spurling & Kempe (included in Exhibit
                        5.1)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, Country of United States, on May 15, 2002.

                                                       WILLIS GROUP HOLDINGS LIMITED

                                                       By:  /s/ WILLIAM P. BOWDEN, JR.
                                                            -----------------------------------------
                                                            Name: William P. Bowden, Jr.
                                                            Title: General Counsel

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 15, 2002.

                   NAME                                    TITLE
                   ----                                    -----
                    *
    ---------------------------------       Executive Chairman and Director
            Joseph J. Plumeri                 (principal executive officer)

                    *
    ---------------------------------       Chief Financial Officer
             Thomas Colraine                  (principal accounting officer)

                    *
    ---------------------------------       Director
             Henry R. Kravis

                    *
    ---------------------------------       Director
            George R. Roberts

                    *
    ---------------------------------       Director
               Perry Golkin

                    *
    ---------------------------------       Director
              Todd A. Fisher

                    *
    ---------------------------------       Director
             Scott C. Nuttall

                    *
    ---------------------------------       Director
             James R. Fisher

                    *
    ---------------------------------       Director
              Paul M. Hazen

                   NAME                                    TITLE
                   ----                                    -----
        /s/ WILLIAM P. BOWDEN, JR.
    ---------------------------------       Authorized U.S. Representative
          William P. Bowden, Jr.

*By:               /s/ WILLIAM P. BOWDEN, JR.
             --------------------------------------
                     William P. Bowden, Jr.
                        Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------
5.1.........            Opinion of Appleby Spurling & Kempe (filed herewith).

23.1........            Consent of Deloitte & Touche (filed herewith)

23.2........            Consent of Appelby Spurling & Kempe (included Exhibit 5.1)